Exhibit 10.06

INVO BioScience, Inc.
Exclusive Distribution Agreement

Terms and Conditions

THIS AGREEMENT is made this 17  day of January ,  2009,  between INVO BioScience Inc. (INVO), a Nevada Corporation having a place of business at 100 Cummings Center, Suite 421E, Beverly, MA 01915 USA, and Centro de Reproduccion Humana de Lima, having a place of business at Peru (“Distributor”).

INVO is the global manufacturer of INVOcell® Medical Devices

Distributor desires to obtain from INVO and INVO desires to grant to Distributor, on the terms and conditions set forth below, the right to import, sell and distribute the Products (as hereinafter defined) in the Territory (as hereinafter defined).

INVO is entering into this Agreement based on assurances that Distributor will devote its best efforts to market and sell the Products in the Territory for its own account and will otherwise adhere to all the terms and conditions of this Agreement.

The parties agree as follows:

1.             GRANT OF DISTRIBUTION RIGHTS

A.
Subject to all of the terms and conditions of this Agreement (including the attached Exhibits), INVO hereby grants Distributor an Exclusive Master, non-transferable  distributorship as set forth in Exhibit C Exclusive Distribution Milestones in the geographical territory described in Section 2 below (the "Territory") for its Products.  The "Products" are those items which, as of the date of this Agreement, are attached as Exhibit A - Products, Pricing & Terms, and are outlined below.

Products:

a.	INVO branded products only, including:

i.	INVOcell®

ii.	INVOcell Block®

iii.	Perforated Diaphragms

iv.
Any other products that INVO, in its sole discretion, agrees to sell to DISTRIBUTOR during the term hereof, including any non-standard/custom products, as evidenced by an amendment to this Agreement signed by the parties;

INVO BioScience, Inc.
Exclusive Distribution Agreement

v.	Any improved or updated versions of the foregoing products or replacements of discontinued products that are added to this Agreement by an amendment to this Agreement signed by the parties

vi.	Any other products actually purchased by distributor from INVO during the term hereof that might be added to this agreement on a case-by-case basis;

The preceding products will be referred to throughout this Agreement as the "Products."

B.	The following are expressly excluded as Products under this Agreement:

(i)	Products the international shipment of which is subject to prohibitions or penalties imposed by United States laws or regulations;

(ii)	Products manufactured by INVO licensees in the Territory, if any;

(iii)	Products which have been ordered by third parties but have not been delivered before the commencement of this Agreement;

(iv)	Products for which exclusive rights in the Territory have been granted to others as of the date of this Agreement;

(v)	Products for which territorial restrictions apply in a license, distribution or other agreement through which INVO has acquired or retains the right to distribute such products;

C.
Without limiting INVO’s other rights, INVO is expressly entitled (i) to sell or solicit sales to persons located outside the Territory (even if such persons request delivery into the Territory), (ii) to sell or solicit sales directly to customers as a result of a multi-facility sales agreement entered into directly by INVO and its customer, and (iii) to grant exclusive or non-exclusive manufacturing, distribution and/or trademark licenses or agreements covering the Products outside of the Territory and manufacturing licenses or agreements within the Territory.

2.            TERRITORY

A.
The "Territory" is the entire geographic territory of as defined in Exhibit B. Distributor is appointed Distributor only for the Territory and will not distribute or sell any Products to any parties located outside the Territory.  Distributor will not distribute or sell Products in the Territory to any person or entity which Distributor knows or should know will distribute or sell Products outside the Territory.  Distributor will promptly notify INVO of all sales requests received from potential customers outside the Territory for products, including the Products, which are to be sold outside the Territory.   INVO reserves the right to distribute, whether directly or indirectly, any and all Products worldwide without restriction outside of the Distributors defined territory to any other entity, including without limitation to other distributors, dealers and original equipment manufacturers.

INVO BioScience, Inc.
Exclusive Distribution Agreement

3.             TERM OF AGREEMENT AND EARLY TERMINATION

A.           This Agreement will begin on commencement date above and will continue for  _five (5) years until  January, 17,  2014.  Within ninety (90) days of the anniversary of this Agreement, INVO and Distributor will review Distributor's sales and payment performance and other compliance with the terms of this Agreement during the prior Contract Year (as defined below).  Both parties can decided to extended this agreement for an additional period of not greater than one year.  For the purposes of this Agreement, "Contract Year" means a twelve-month period beginning on the anniversary date of this Agreement.

B.           Early Termination.  Notwithstanding any other provisions of this Agreement, this Agreement may be terminated before its normal expiration date under the following circumstances:

1.           Either party has the right to terminate this Agreement at any time by a written notice to the other party given no less than ninety (90) days in advance of the intended date of termination.

2.           If either party defaults in the performance of any of its obligations under this Agreement, the other party may give written notice to the defaulting party specifying the nature and the extent of the default and demanding a cure to the default, and the defaulting party will then have thirty (30) days to cure each default.  If the default is not cured within thirty (30) days of the date of notice, then the aggrieved party may by written notice terminate this Agreement effective immediately upon the defaulting party's receipt of the notice.

3.           If either party becomes bankrupt or insolvent, or makes an assignment for the benefit of its creditors, or has a receiver appointed for it or for any of its properties, the other party will have the right to terminate this Agreement effective immediately upon the date of written notice to the other party.

4.           INVO will have the right to terminate this Agreement immediately in the event of a merger, consolidation, or change of control, directly or indirectly, of Distributor or a transfer by, or agreement to transfer by, Distributor of substantially all of its business or assets.

5.           INVO will have the right to terminate this Agreement immediately if INVO believes in good faith that Distributor has defaulted in the performance of any of its obligations under Article 6, 10 or 11 of this Agreement. Nevertheless, INVO  may give written notice to the distributor specifying the default and demanding a cure to the default, and the defaulting party will then have thirty (30) days to cure each default.  If the default is not cured within thirty (30) days of the date of notice, then the aggrieved party may by written notice terminate this Agreement effective immediately upon the defaulting party's receipt of the notice.

6. INVO will have the right to terminate this Agreement immediately upon written notice to Distributor in the event that any other agreement existing between INVO (or its affiliates) and Distributor (or its affiliates) terminates for cause during the term of this Agreement.

7. If the government or Peruvian authority by any reason forbids the commercialization of the product.

INVO BioScience, Inc.
Exclusive Distribution Agreement

C.           Obligations Upon Termination

1.        In the event of the termination of this Agreement by INVO pursuant to Sections 3.B.2. or 3.B.5., INVO will have the right to withhold payment of any amounts owed by INVO under the Agreement as a set-off against any damages, including fines and attorneys' fees, which INVO incurs as a result of Distributor's default.

2.          Immediately upon the termination or expiration of this Agreement, Distributor's appointment will terminate and all of Distributor's rights under the Agreement will terminate, including the right to any additional payments, severance or termination fees, or other termination claims, except that Distributor will have the non-exclusive right to sell its remaining inventory of the Products, subject to the terms and conditions of this Agreement. Following any expiration or termination of this Agreement, if requested in writing by INVO at its sole option, Distributor will within 30 days of request return all unsold quantities of Products in its inventory. INVO will refund Distributor within 30 days of receipt of such returned inventory the purchase price paid for such Products which exceeds all amounts due INVO under this Agreement or otherwise, provided that such Products are in salable condition.

3.          The termination or expiration of this Agreement will operate as a cancellation, as of the date of the termination, of all orders which have not been shipped by INVO to Distributor and, thereafter, INVO will not be obligated to fill such orders.  Distributor will be unconditionally obligated to take and pay for all Products ordered and shipped prior to delivery of notice of termination.  Within thirty (30) days after the date of termination or expiration of the Agreement, Distributor will pay all outstanding invoices and deliver to INVO any and all other sums due INVO from Distributor under the Agreement and will return to INVO all trade secret and confidential information belonging to INVO, along with any and all sales aids which INVO may have supplied to Distributor under this Agreement.

4.           Upon the expiration or effective date of termination of this Agreement, Distributor will immediately remove from its premises and elsewhere all signs and advertising relating to INVO and the Products and will stop all use of the INVO Trademarks and all other trademarks and trade names identified with the Products.  Distributor will also ensure that all such use by any assistant or subsidiary distributors or others claiming rights from Distributor will also immediately cease and will no longer use, without INVO written consent, any name, title, or expression in connection with any business in which Distributor is engaged which, in the judgment of INVO, so nearly resembles any trademark or trade name, or part thereof, owned by INVO, including the INVO Trademarks, as to be likely to lead to confusion or uncertainty on the part of the public.

Nevertheless, the DISTRIBUTOR would have the right to sell all the products already bought after the termination of this agreement.

5.           It is understood by the parties hereto that in the event of the termination of this Agreement or its expiration, INVO shall have no obligation whatsoever to reimburse or otherwise compensate Distributor, in whole or in part, for the capital or labor investment undertaken in connection with the storage or distribution of the Products, including without limitation its investment in personal or real property or any improvements thereto, any personnel employed by Distributor engaged in the handling, storage or distribution of the Products, for advertising, promotion or marketing efforts undertaken in connection with the Products, or to compensate or indemnify Distributor in any other way whatsoever, including without limitation on account of the loss of prospective profits on anticipated sales or commitments in connection with the business or goodwill of Distributor. Distributor acknowledges that (i) Distributor has no expectation and has received no assurances that its business relationship with INVO will continue beyond the stated term of this Agreement or its  termination in accordance with the terms of this Agreement, or that any investment by Distributor in the promotion of Products will be recovered or recouped by virtue of this Agreement; and (ii) Distributor will not have or acquire any vested, proprietary or other right in the promotion of Products or in any goodwill created by its efforts under this Agreement.  THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR INVO TO ENTER INTO THIS AGREEMENT AND THAT INVO WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY OUTLINED IN THIS ARTICLE.

6.           The expiration or termination of this Agreement will not affect any then existing obligation of either party with respect to moneys already owed or to Confidential Information (as defined below).

INVO BioScience, Inc.
Exclusive Distribution Agreement

4.             TERMS AND CONDITIONS OF SALE TO DISTRIBUTOR

A.           Purchase Orders.  Distributor will order Products from INVO and INVO will sell Products to Distributor pursuant to the terms and conditions in this agreement.  In the event of a conflict between the terms of Distributor's purchase order and the terms of this Agreement, the terms of this Agreement will control.  Each confirmed purchase order will be an agreement between Distributor and INVO for the delivery of Products in accordance with this Agreement.  INVO may amend its terms and conditions of sale on notice to Distributor, and such amended terms and conditions will apply to all future orders placed by Distributor.

B.           Price.  The price payable by Distributor for Products purchased from INVO will be the Distributor Price outlined in Exhibit A. The Distributor Price may be increased or decreased by INVO.  The effective date of such price change will be upon ninety (90) days notice from INVO..  The Distributor Price  does not include export packing charges, handling, shipping and insurance charges, inspection fees, consular fees, import or export duties, taxes, and levies (including but not limited to, value added, property, sales, use, or similar taxes), whether imposed by the United States or any other foreign, state or local government.  The payment of the full amount of all such fees, charges or taxes will be the responsibility of the Distributor.  If INVO is required to collect or pay any such fees, charges or taxes, the amounts so paid or collected will be reimbursed by Distributor.  Distributor will provide INVO with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such fees, charges or taxes.

C.            Payment.  An open terms credit limit may be established by INVO based on financial documentation submitted by the Distributor.  Terms of payment will be outlined in Exhibit A.  Payment for all purchase orders above the established credit limit will be paid by confirmed, irrevocable letter of credit unless otherwise agreed by the parties.  All payments will be made in United States dollars. Failure to make any payment when due will be deemed a material breach of this Agreement, and will entitle INVO to interest of overdue payments at the rate of 1.5% (one and one half percent) per month.

D.           INVO Remedies.  In addition to any other legal or equitable remedies INVO may have, INVO reserves the right to refuse to accept or to cancel any purchase orders placed by Distributor and accepted by INVO, or to refuse or delay shipment, if Distributor (i) fails to make any payment as provided for in this Agreement or a INVO invoice, (ii) fails to meet reasonable credit or financial requirements established by INVO, including any limitations on allowable credit, or (iii) otherwise fails to comply with the terms and conditions of this Agreement.

E.           Risk of Loss and Title to Products.  Risk of loss or damage to the Products will pass to Distributor at INVO loading facility and INVO will have no further responsibility for any damages or losses to the Products.  Distributor must obtain insurance from an insurance company satisfactory to INVO covering the Products in the amount equal to the purchase order price.  Title to the Products will pass to Distributor when Products are loaded at INVO facility, unless otherwise designated by INVO.

F.           Discontinued Distribution.  INVO reserves the right to discontinue the distribution of any Products at any time, and to cancel any orders for discontinued Products without liability of any kind to the Distributor or to any other person by a written notice to the other party given no less than ninety (90) days in advance of the intended date of discontinue.  No cancellation, refusal or delay will be considered to be a termination or breach of this Agreement by INVO.

G.           Changes to Products.  It is understood that the basic specifications of any Product may be modified. INVO will notify immediately Distributor of significant changes in specifications that will alter the use or handling of the Product.

INVO BioScience, Inc.
Exclusive Distribution Agreement

5.             GENERAL COMMERCIAL CONDITIONS

A.           Sales Promotion, Service and Assistance.  Distributor will, at its own expense, use its best efforts to introduce, promote the sale of (including, without limitation, visits to existing and potential customers and the use of advertising, sales bulletins, product displays, and exhibits), fill the demand for, and service the Products within the Territory, deal promptly with all requests for service, and assist purchasers of the Products in the satisfactory use of the Products.  Distributor should provide all appropriate information regarding the Products to existing and potential customers in the Territory and will promptly reply to all requests for information, as well as to all correspondence or purchase orders from customers.  INVO may send its own representatives to visit and advise customers in the Territory, but will notify Distributor in advance of such visits. FOR THE AVOIDANCE OF DOUBT BOTH PARTIES HEREBY RECOGNIZE THAT IT IS CRUCIAL THAT THE DISTRIBUTOR ACTS AS A FULLY FLEDGED DISTRIBUTOR PURSUANT TO THE TERMS HEREOF AND NOT SIMPLY A SALES AGENT.

B.           Sales Structure.  Distributor will, at its own expense, set up and consistently maintain adequate facilities for stocking the Products.  Distributor will employ a trained and qualified sales organization which must be adequate to cover the potential market for Products in the Territory.  Distributor's sales people and clinical trainers will be trained by INVO, in training courses scheduled from time to time by INVO.  These employees of the Distributor will be the Distributor’s trainers who will be charged with properly training the rest of the Distributor’s organization to maintain the highest level of service to the customer. Distributor will pay any costs of travel, room and board associated with the training.

C.           Inventory.  Distributor will maintain an adequate inventory of Products (and accessories) at all times.  An "adequate inventory" is defined as an inventory that will allow Distributor to promptly and efficiently supply customers in the Territory.

D.           Safety, Health and Other Regulations.  Distributor will keep INVO currently informed, in writing, of all governmental and/or technical regulations that may apply to the Products in the Territory.  INVO will determine whether any of the Products will be modified in order to conform to any such regulations, but INVO will not be required to modify any of the Products.

E.           Resale Prices.  Distributor is free to set its resale prices.  All resale prices will be outlined in a current price list for the Products, and that price list will be consistently maintained by Distributor.

F.           Regulatory Approvals; Compliance with Law.

    1. INVO represents and warrants that the INVOcell® Product is approved in European Union (EU) and Canada and has received ISO 12485 certification and the CE mark.

2.
Distributor, at its own expense, will obtain all necessary permits and licenses for the importation of the Products into the Territory and Distributor is responsible for obtaining all necessary regulatory approvals and complying with local laws regarding the distribution, sale or use of the Products within the Territory.  INVO will cooperate with the Distributor in obtaining any necessary approvals.

G.           Accurate Records; Reports of Operation.  Distributor agrees to maintain accurate and complete books, records and accounts of transactions under this Agreement.  Distributor will provide INVO with its financial reports, reports of inventory levels, actual and forecast sales, market trends for the sale of Products, and such other information as INVO reasonably requests.

1  The product is classified as a class 2 Medical Device and as such proper record keeping must be maintained by the Distributor by Lot Number to the customer and end user.

                2 The Distributor must instruct its customer of their responsibility to maintain proper lot tracking records of each INVOcell® used in a procedure.

INVO BioScience, Inc.
Exclusive Distribution Agreement

H.           No Repackaging.  All shipments of the Products purchased by Distributor will be marketed by Distributor in their original configuration including the original labels provided by INVO.  Components should not be mixed, repackaged, sold separately, or offered in any form other than that provided by INVO.  The only exception to this is if local language operating instructions are required by custom or law.

I.           Advertising.

1.           Subject to Section 5.I.2 and Article 11, all advertising by Distributor will follow general advertising statements and specific instruction as to the use of INVO Trademarks (as hereinafter defined) provided by INVO. The INVO name and the INVO Trademarks will be featured in all advertising and promotion by Distributor targeted to the Territory with respect to the Products unless otherwise previously agreed upon in writing by INVO.  INVO may request Distributor to alter its advertising, and Distributor will comply with all such requests at its sole expense.  INVO will provide approved copy of recommended materials bearing the INVO brand for use by the Distributor while this agreement is in effect.

2.           Distributor agrees, upon request, to promptly discontinue any advertising or practice which INVO reasonably determines might mislead or deceive the public or which might be detrimental to the good name, trademarks, trade names, goodwill or reputation of INVO  or the Products.  Distributor may not advertise the Products outside the Territory.  Any Product which Distributor advertises or otherwise represents to customers as being made by or obtained from INVO must in fact be so made or obtained.

J.           Commercial Practices.  The Distributor will at all times respect the laws and rules of commerce and fair competition in the Territory.

K.           Inspection.  Upon request, INVO and its representatives will have reasonable access, during normal working hours, to Distributor's place(s) of business and inventory stock to review Distributor's compliance with this Agreement.

L.           Cooperation with Recall.  If INVO, or one of INVO suppliers, institutes a recall or notification campaign, or similar program, with respect to any one of the Products, Distributor will assist INVO in any way necessary to comply with the terms and goals of the campaign or program.

M.           Limited Warranty.  INVO agrees to warrant the Products to Distributor in accordance with its limited warranty in effect at the time of shipment ..  INVO’s limited warranty may be changed by INVO at any time in its sole discretion upon thirty (30) days' written notice to Distributor.  INVO’s limited warranty and other remedies provided under this Agreement are assignable to Distributor's customers only when required under the law of the Territory.  In the event that Distributor extends to any customer a warranty which differs from INVO limited warranty, Distributor will be exclusively responsible for such extended warranty, will support all consequences regarding the warranty and will hold INVO harmless with regard to any warranty related costs. INVO WILL HAVE NO LIABILITY TO DISTRIBUTOR, DISTRIBUTOR'S CUSTOMERS OR OTHER THIRD PARTIES FOR CLAIMS OR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, OTHER THAN AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. No employee, agent or representative of INVO has the authority to bind INVO to any oral representation or warranty concerning any Product sold.  Any oral representation or warranty made prior to the purchase of any Product and not set forth in writing and signed by a duly authorized officer of INVO shall not be enforceable by Distributor. INVO makes no warranty and shall have no obligation with respect to expendable or consumable parts and supplies or with respect to damage caused by or resulting from accident, misuse, neglect or unauthorized installation, alterations or repairs to the Products.

INVO BioScience, Inc.
Exclusive Distribution Agreement

INVO warrants to the original end user only for 60 days from such end user’s purchase date of the Product(s), if used as authorized in accordance with INVO specifications, will not have significant defects in materials or workmanship that make the Products unusable. INVO makes no warranty or representation that the Products will meet any end user’s specific requirements, that the operation of the Products will be secure or error free, or that all defects in the Products will be corrected.  INVO makes no warranty, implied or otherwise, regarding the performance or reliability of any third party products such as culture medium.  Unintended use, not following instructions for use (IFU),  modification or repair of the Products voids all warranties.  INVO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

N.             Warranty Return Procedures. Distributor shall be responsible for and shall coordinate all communication with its resellers and end users concerning warranty claims, maintenance and support requests, including without limitation obtaining proof of purchase from the end user. Distributor shall comply with INVO’s then current Product return procedure, which INVO may change from time to time.  This procedure is called Return Material Authorization (RMA) process. At its option, INVO shall repair or replace defective Product(s) that are covered by INVO’s limited warranty and returned in accordance with INVO’s RMA procedure by using new materials or provide a refund of the price paid to INVO for such Product.  The Distributor shall pay for all shipping charges, insurance, taxes, duties, and others charges for all RMA shipments. INVO shall pay freight charges on shipments, duties, customs, taxes and other charges on such shipments to Distributor of the repaired or replaced Product(s) under warranty; however, Distributor shall pay all duties, customs, taxes and other charges on such shipments.  Products that INVO determines are not defective, not under warranty or not returned in compliance with INVO’s return (RMA) procedure shall be returned to Distributor and Distributor shall pay all freight, insurance, duty, taxes and others charges related to these Products.  It is the Distributor’s responsibility to manage its inventory of INVO Products. The products have a three (3) year shelf life and cannot be returned if they exceed the expiration date (greater than three years old).

O.            Indemnification.  Distributor will defend, indemnify and hold harmless INVO, its officers, directors, their successors, representatives and assigns, and INVO affiliated companies against any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses), which they, or any of them are or become liable for, or may incur, or be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by Distributor, any of its servants, agents or employees or any other persons who are connected with the distribution of the Products in connection with the performance of this Agreement.  Distributor releases INVO and its affiliated companies from any direct, collateral, incidental or consequential damages, whether for personal injury or property damage, in connection with Distributor's or such other persons' sale or other disposal of any Product, except for such damages as are covered by insurance.  INVO will not be liable to Distributor for any claim arising from or based upon the combination or use of any Product with other products not supplied by INVO, or arising from any alteration or modification by Distributor or others of Products.  The provisions of this Section will survive the termination of this Agreement.

P.            Status of the Parties. Distributor, its agents and employees are in no way the sales representatives or agents of INVO for any purpose whatsoever and have no right or authority to represent themselves or act as such or in any way to bind INVO to any obligation to a third party, and they will not assume or create in writing or otherwise any obligation of any kind, express or implied, in the name of or on behalf of INVO, unless specifically authorized to do so in writing by INVO and in accordance with the conditions specified by INVO

Q.            Distributor an Independent Contractor. The Distributor warrants and agrees that it will be at all times an independent contractor, and that it will do business at its own risk and for its own profit and not as a partner, joint venture, agent or employee of INVO or of any of its affiliated companies.  Distributor and its agents and employees will not be entitled to any benefits, privileges or compensation given or extended by INVO to INVO’s employees.  All sales personnel and other agents and employees of Distributor will be deemed to be Distributor's agents and employees exclusively, and their entire management, direction and control will be the responsibility of Distributor.  Distributor will be responsible for any and all expenses, charges, fees, and taxes that may be levied or imposed by any authority within the Territory or elsewhere, upon Distributor by reason of its activities under this Agreement.

R.            Limitation of Actions. Any cause of action for breach of warranty must be brought by Distributor, if at all, within ninety (90) days from the date the cause of action accrued.  Additionally any discrepancy in Distributor's pricing or other charges shall be deemed waived by Distributor unless Customer notifies Distributor thereof, in writing, within sixty (60) days from the date of the invoice on which such disputed transaction is reflected.

INVO BioScience, Inc.
Exclusive Distribution Agreement

6.             REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR

Distributor specifically represents, warrants and agrees to the following and agrees to indemnify, defend and hold INVO and its affiliated companies harmless from the results of any failure on its part to comply with the following:

A.           Distributor will comply in all respects with all United States and foreign laws, regulations and standards applicable to its activities under this Agreement as such laws, regulations and standards may be amended from time to time ("Applicable Law"), and will conduct its activities in accordance with professional business practices of honesty and integrity.  In that connection, the Distributor represents and agrees:

1.          that it is familiar with the provisions of United States law regarding international transactions, including, without limitation, the U.S. Foreign Corrupt Practices Act and that it will comply in all respects and at all relevant times with Applicable Law

2.          that it will from time to time confirm to INVO, upon written request by INVO, that it is in compliance with Applicable Law, the Code of Conduct, and any other INVO policy relating to the transaction of business in the Territory that has been communicated to the Distributor; and

3.          that none of its partners, owners, principals, officers or staff members are officials, officers or representatives of any government or political party or a candidate for political office, and no part of the fees it is to receive under the terms of this Agreement will be used for any purpose which would violate Applicable Law.

B.       Distributor represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement, and that its performance will not conflict with or constitute a breach of or default under any existing contract, promise or obligation of Distributor.

7.             RESPONSIBILITIES OF INVO

A.           INVO will furnish to Distributor current information on Products, any price or information changes concerning the Products and will inform Distributor of all changes to the Distributor Price outlined in Exhibit A with prior notice of 90 days.

B.           INVO will cooperate with Distributor in promoting the sale of the Products and will supply Distributor with product bulletins, price lists, advertising material, regularly published literature and other sales promotion aids, in the English language, of a type and in such amounts as INVO believes will enhance the marketability of the Products.  The shipping costs, duties, taxes, and other applicable expenses of such materials will be paid by Distributor.  Exceptionally large quantities of any publication requested by Distributor will be billed to Distributor at the reprint price.  INVO will furnish to Distributor, upon request, and free of charge, photographs, retouchings, negatives or engravings from INVO available stock, but Distributor will pay for all literature or advertising in which it uses any such materials.

C.           INVO will be responsible for obtaining any necessary licenses for the export of the Products from the United States.

D.           INVO will furnish to the Distributor such technical and clinical advice, assistance and support as INVO believes is reasonable to enable the Distributor to sell the Products, but INVO may bill the Distributor for outside costs for such material (e.g., Instructions for Use  manuals - IFU).  If at any time other than as previously scheduled by INVO, it is necessary for an INVO employee or agent to travel to Distributor's facility in connection with such sales, clinical or technical training, Distributor will reimburse INVO for all reasonable costs incurred in connection with such visit.

INVO BioScience, Inc.
Exclusive Distribution Agreement

8.             MINIMUM PURCHASE AMOUNTS

During the term of this Agreement, Distributor agrees to purchase from INVO a minimum of Product, outlined in Exhibit C Milestones. Distributor expressly acknowledges that such commitment is reasonable and a conservative estimate of the amount of Product it can resell within the Territory.  The minimum purchase quantity may be revised by the parties from time to time during the term of this Agreement, but under no circumstances will the quantities for any year be less than the quantities for the immediately preceding year.

9.             DISTRIBUTION OF OTHER PRODUCTS

 A.          Distributor will not, without INVO prior written consent, during the term of this Agreement, manufacture, aid in the manufacture, export, sell, distribute or otherwise handle competing products in the Territory or directly or indirectly facilitate or promote the distribution or sale of any competing products or hold or acquire, directly or indirectly, any participation in any organization or entity selling, distributing or otherwise handling competing products or manufacture or reproduce, in whole or in part, any Products, unless otherwise agreed to in writing prior to the execution of this agreement.  For the purposes hereof, "competing products" means any products similar to any of the Products manufactured by INVO or which can be put to identical or similar uses or which might compete with or hinder the sale of such Products.  Non-compliance by Distributor with the provisions of this Section 9 during the term of this Agreement will constitute an incurable default under this Agreement.

B.
        If this Section 10 or any part of it is held by a court or arbitration panel, administrative body or governmental agency of competent jurisdiction to be invalid, illegal or unenforceable for any reason, it is agreed that within such jurisdiction the restrictions set forth in Section 9 will automatically be considered modified to embrace the greatest possible time and area of restriction then permitted under applicable law, and such invalidity, illegality or unenforceability will not impair the enforceability of these restrictions as so modified nor in any manner otherwise affect the remaining provisions of this Agreement.

10.              TECHNICAL INFORMATION; CONFIDENTIALITY

A.           INVO will furnish to Distributor technical information to assist Distributor in the sale and service of the Products.  Distributor will reimburse INVO for any costs incurred by INVO in obtaining such information from third parties.  Distributor acknowledges that all technical and commercial information and know-how (collectively, "Confidential Information") furnished by INVO and its affiliated companies to Distributor during the term of this Agreement is proprietary and is of a highly confidential and secret nature.

B.           All Confidential Information is given and received in strict confidence and is to be used by Distributor solely for the purpose of carrying out this Agreement.  Distributor will keep in strict confidence the Confidential Information and will not, for any reason whatsoever, reveal, disclose, sell or transfer any part of such Confidential Information, directly or indirectly, to its own employees or agents or to any third party except as permitted by the terms of this Agreement.

C.           In the performance of its obligations under this Section, Distributor will at its own cost take all precautions and steps which may be reasonably requested in order to protect Confidential Information (including the bringing of legal action in order to ensure that others respect this undertaking of confidentiality).  Nothing in this Agreement should be interpreted as prohibiting INVO from bringing such legal actions at its own expense within or outside the Territory as INVO may choose.

D.           Distributor will have the right to disclose Confidential Information to those of Distributor's employees and its subsidiary distributors who require the information and Distributor agrees to exercise a high degree of care in the selection of its employees and subsidiary dealers to whom Confidential Information will be disclosed, and to bind them to obligations of confidentiality at least as stringent as those provided for in this Agreement. Distributor will indemnify and hold harmless INVO for the consequences of any unauthorized disclosure or misuse of such Confidential Information.

INVO BioScience, Inc.
Exclusive Distribution Agreement

E.           Distributor's obligations set forth in this Section will survive and remain in effect even after the expiration or the termination of the present Agreement.

F.           It is expressly agreed that the obligations of Distributor to maintain the confidentiality of Confidential Information under this Section will not apply to any information which:

(a)          was in the public domain at the time of disclosure to Distributor;

(b)          was in the possession of Distributor without binder of secrecy prior to disclosure to it; or

(c)          though confidential at the time of disclosure, subsequently becomes part of the public domain through no fault of the Distributor.

G.         Distributor will immediately inform INVO if it becomes aware of any violations of INVO Confidential Information rights within the Territory.  If INVO, after consultation with Distributor but in its entire discretion, decides to institute a legal action in its own name, it may do so at its own expense.  Distributor may participate in such legal action at its own cost.  INVO will have the final decision with regard to the conduct of all such legal actions and will retain all settlements, recoveries and judgments arising from such actions, after reimbursement to Distributor for out-of-pocket expenses, if any, incurred by Distributor in connection with legal action taken at INVO specific request.  If Distributor decides not to participate in such legal action, it will cooperate with INVO and assign to INVO any claims it may have, without compensation.
H.        Distributor's obligations upon the expiration or termination of the Agreement is to return all confidential information and documents.

11.            TRADEMARKS

A.           Distributor acknowledges that the trademarks, trade names and logos used by INVO in promoting its products and services (the "INVO Trademarks") are the exclusive property of INVO or its affiliated companies.  Distributor undertakes throughout the term of this Agreement to display the INVO Trademarks in publications, signs and displays and in other suitable advertising and sales promotion media in association with the names and/or illustrations of the Products which are manufactured by INVO or its affiliated companies (the "INVO Products") or such Products themselves only in a manner that is in compliance with such rules and regulations regarding their use as INVO provides to the Distributor.  Neither the Distributor nor any assistant or subsidiary dealer of Distributor will acquire any right or interest whatsoever, as a result of this Agreement, in any patents, the INVO Trademarks or other trademarks, trade names, logos owned by INVO or its affiliated companies or other industrial property rights of INVO or its affiliated companies or will use same in any manner except as explicitly authorized by INVO.

B.          If any case of unfair competition or infringement by third parties in the Territory of the INVO Trademarks or other trade names, trademarks or other industrial property rights of INVO or its affiliated companies or of the manufacturers of Products which are not INVO Products comes to the knowledge of Distributor, the latter will inform INVO immediately.  INVO will, at its own discretion, decide whether it will prosecute any such case of which it is so notified and in what manner it will prosecute.  At the request of INVO, Distributor will assist INVO to the best of its ability.

C.          Distributor will not use directly or indirectly, in whole or in part, any of the INVO Trademarks or any other trademark or trade name that is now or may hereafter be owned by INVO or its affiliated companies as part of Distributor's corporate or business name, or in any way in connection with Distributor's business, except to such extent and in such manner as INVO  may specifically consent to in writing.

C.
Distributor acknowledges that any breach of its obligations regarding INVO Confidential Information will cause INVO irreparable injury for which there are no adequate remedies at law, and therefore INVO will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

INVO BioScience, Inc.
Exclusive Distribution Agreement

12.           NOTICES

Any notice regarding this Agreement should be in writing and should be sent by fax or by registered or certified mail, postage prepaid, to the party notified, addressed to the party at its address or fax number outlined below, or any updated address or fax number that the party may have submitted in writing to the other party:

If to INVO at:                     INVO BioScience, Inc.
Attn:  Chief Financial Officer
Fax:  (978) 878-9505
Suite 421E
100 Cummings Center
Beverly, MA 01915

with a copy to:

If to Distributor at:   _________________________
                                                                                    _________________________
                                                                                    _________________________
                                                                                    _________________________

13.           ENTIRE AGREEMENT; MODIFICATIONS

This Agreement and Exhibits attached form the entire Agreement and understanding between the parties regarding this distributorship relationship.  This Agreement may only be amended by a writing signed by duly authorized representatives of both parties.

14.           FORCE MAJEURE

Neither party will be liable for any claim regarding a failure to perform under this Agreement if the failure to perform is due to any cause beyond the party's reasonable control, including without limitation, acts of God, acts of civil or military authority, labor disputes, fire, riots, civil commotions, sabotage, war, embargo, blockade, floods, epidemics, power shortages, or governmental restrictions.

15.           ENGLISH LANGUAGE TEXT

This Agreement has been executed in the English language, and any interpretation or construction of  this Agreement should be based on the English language text.

INVO BioScience, Inc.
Exclusive Distribution Agreement

16.            APPLICABLE LAW

This Agreement has been entered into in the Commonwealth of Massachusetts and will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts  without giving effect to principles of conflicts of law.  The parties also agree that all sales made by INVO to Distributor during the term of this Agreement will be made, if made, by the acceptance by INVO of orders in the Commonwealth of Massachusetts.  This Agreement will not be subject to the United Nations Convention for the International Sale of Goods. Exclusive jurisdiction of any disputes under this Agreement will lie in the Commonwealth of Massachusetts and the Boston District of the Federal courts of the United States of America.

17.            ASSIGNABILITY; SUCCESSORS AND ASSIGNS

This Agreement and the rights and obligations of Distributor outlined in this Agreement are not assignable by Distributor, by operation of law or otherwise, without the prior written consent of INVO BioScience, Inc.  Any attempted assignment in violation of this Section will be considered void.  INVO will have the right, without notice to Distributor, to assign all or any part of its rights and obligations under this Agreement, but only to one of its affiliated companies.  It is expressly agreed that this Agreement will be binding on and will benefit the successors and permitted assigns of the parties.

18.            WAIVER

The failure of either party at any time to require performance by the other party of any provision in this Agreement will not affect the full right to require such performance at a future date, and a waiver of any one breach should not be considered a waiver of any other breaches.

19.           EQUITABLE RELIEF

Distributor acknowledges that any breach of its obligations regarding INVO Confidential Information and Trademarks will cause INVO irreparable injury for which there are no adequate remedies at law, and therefore INVO will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

20.           EXHIBITS

Attached to and are integral parts of this agreement, both parties are to initial:

___           Exhibit A:  Price List & Terms

___           Exhibit B:  Territory

___           Exhibit C: Exclusive Distribution Milestones

___           Exhibit D:  _____

___           Exhibit E:  _____

INVO BioScience, Inc.
Exclusive Distribution Agreement

21.  SIGNATURES

AGREED TO BY:

Centro de Reproduccion Humana de Lima INVO BioScience, Inc.

/s/Imelda Machado Leon                                                                                                        /s/Brian Files
By:    Imelda Machado Leon                                                                                                   By:  Brian Files
Title:  General Manager                                                                                                           Title:  VP of Government Relations

Date:   1/17/09                                                                                                                            Date:   1/17/09

INVO BioScience, Inc.
Exclusive Distribution Agreement

TERMS AND CONDITIONS

Exhibit A
Price List
(US dollars)

PRODUCTS

INVOCELL                                FG-002                                                                           $
The INVOcell device is a three-part assembly enclosed in two separate packages.
Package 1 contains the inner chamber, the 2nd package contains the top and bottom parts of the outer rigid shell.

INVOCELL Block      FG-102                                                                                           $
The INVOcell Block is a device that holds the INVOCELL in a stationary position allowing the embryologist to easily rotate the INVOCELL for inspection and extraction.

 INVOCELL Small Diaphragm      FG-205                                                                          $
The INVOcell diaphragm is a specially designed retention device that will prevent the INVOcell from becoming dislodged.

INVOCELL  Large Diaphragm     FG-210                                                                          $

ADVISORY  SERVICES

Clinical Training                                                                                  $
Sales Training                                                                                     $
Expert Consulting                                                                               $

PAYMENTS TERMS

50% 30 days in advance of shipment and the balance 15 days after receipt of product

INVO BioScience, Inc.
Exclusive Distribution Agreement

TERMS AND CONDITIONS

Exhibit B
Exclusive Territory

COUNTRY of PERU

INVO BioScience, Inc.
Exclusive Distribution Agreement

TERMS AND CONDITIONS

Exhibit C
Milestones

As a requisite to retain territory exclusivity the following milestones must be adhered too based on a review of the territory and the market potential.

INVOcells must be purchased by the following intervals:

                       INVO cell                                                                              INVO cell
Time Period                                              Purchases in Period                                                                Cumulative Total
Initial Purchase
1st  6 months
12 months
24 months
36 months
48 months
60 months

Forecast

Distributor is to provide a 12 month rolling forecast updated quarterly, to allow INVO to ensure it maintains sufficient inventory to meet the Distributors requirements.

If the Distributor’s Territory includes multiple counties it will provide the forecasts by country.